Exhibit 10.26

AMENDMENT NO. 2 TO TRANSACTION DOCUMENTS

Dated as of February 21, 2007

THIS AMENDMENT NO. 2 TO TRANSACTION DOCUMENTS (this “Amendment”) is entered into by and among MVL Film Finance LLC (the “Borrower”), MVL Productions LLC (“MPROD”), Marvel Studios, Inc. (“Marvel Studios”), Marvel Characters, Inc. (“MCI”), MVL Rights LLC (“MRI”), Ambac Assurance Corporation, in its capacity as Control Party (as defined in the Credit Agreement referred to below) (“Ambac”) and HSBC Bank USA, National Association, in its capacity as Collateral Agent (as defined in the Credit Agreement referred to below) (“Collateral Agent”). All capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement referred to below, or, if not defined therein, in the Master Agreement referred to below.

PRELIMINARY STATEMENTS:

(1)           WHEREAS, reference is made to (i) the Credit and Security Agreement dated as of August 31, 2005 (the “Credit Agreement”) among the Borrower, the financial institutions and commercial paper conduits from time to time party thereto, General Electric Capital Corporation, as Administrative Agent, and the Collateral Agent, (ii) the Master Development and Distribution Agreement dated as of August 31, 2005 (the “Master Agreement”) among the Borrower, MPROD and Marvel Studios, (iii) the Assignment Agreement referred to therein and dated as of the date thereof, and (iv) Amendment No. 1 to Transaction Documents dated as of September 29, 2006 (“Amendment No. 1”) by and between the Borrower, MPROD, Marvel Studios, MCI, MRI, Ambac and the Collateral Agent; and

(2)           WHEREAS, in connection with the Initial Funding of the first Film Related Advance for “Iron Man”, the first theatrical motion picture to be produced under the Transaction Documents, the Borrower, MPROD and Marvel Studios have asked Ambac and the Collateral Agent to provide an amendment of certain of the Transaction Documents to:

(i)             technically amend the definition of “Reserved Foreign Distribution Rights” to match recent amendments to the definition of “Reserved Territories” contained in the Studio Distribution Agreements;

(ii)            clarify the definition of “Permitted Liens” to provide that the Reserved Foreign Distribution Rights may be pledged on a first priority basis to a Co-Financing Lender who is providing a Co-Financing Loan Agreement with respect to such Reserved Foreign Distribution Rights;

(iii)           clarify Sections 3(f) and 4(a) of the Master Agreement to provide that proceeds of Reserved Foreign Distribution Rights may be paid into a Co-Financing Lender’s collection account until such Co-Financing Loan Agreement is repaid and thereafter paid into the Collection Account;

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(iv)	amend the definition of “Cumulative Pre-Sales Percentage”;

(v)           clarify that MPROD may utilize a special-purpose Canadian Production Company to perform services on a Picture as a work-made-for-hire for the Borrower;

(vi)          establish a form intercreditor agreement between Ambac, the Collateral Agent, the Completion Guarantor and the Co-Financing Lender for the Reserved Foreign Distribution Rights;

(vii)         add certain minor characters that are currently either in the script or are under consideration for use in the script for the “Incredible Hulk” Motion Picture as Minor Characters under the Assignment Agreement; and

Ambac and the Collateral Agent are willing to grant the requests of the Borrower, MPROD and Marvel Studios and to amend the Transaction Documents on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

SECTION 1.    Amendments. The Transaction Documents are hereby amended as follows:

(a) Each of the following defined terms set forth in Section 1(a) of the Master Agreement is hereby amended in its entirety to read as follows:

“Production Company” means a wholly-owned, special-purpose subsidiary of MPROD formed for the purpose of producing no more than one Motion Picture at any time and: (i) with respect to the primary Production Company on a Motion Picture the Constitutive Documents of which are substantially in the form of Annex 4 or are otherwise in form and substance reasonably satisfactory to the Control Party, and the “Independent Director” (as defined in such Constitutive Documents) which is a Person reasonably satisfactory to the Control Party; and (ii) with respect to a Canadian Production Company formed to perform services on such Motion Picture, the Constitutive Documents of which are substantially in the form of Annex 4.1 or are otherwise in form and substance reasonably satisfactory to the Control Party, and the “Independent Director” (as defined in such Constitutive Documents) which is a Person reasonably satisfactory to the Control Party.”

“Production Services Agreement” means: (i) with respect to the primary Production Company on a Motion Picture an agreement in substantially the form of Annex 5 between MVL, the Development Company and a Production Company; and (ii) with respect to a Canadian Production Company formed to perform services on such Motion Picture, an agreement in substantially the form of Annex 5.1 between MVL, the Development Company and such Canadian Production Company.”

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“Reserved Foreign Distribution Rights” means: (i) with respect to any Picture in which Paramount is the Studio Distributor, all Distribution Rights in the “Reserved Territories” as such term is defined in the Paramount Agreement (which, for the avoidance of doubt, shall include the October 30, 2006 amendment to the Paramount Agreement); (ii) with respect to any Picture in which Universal Pictures is the Studio Distributor, all Distribution Rights in the “Reserved Territories” as such term is defined in the Universal Hulk Agreement (which, for the avoidance of doubt, shall include the October 30, 2006 amendment to the Universal Hulk Agreement); and (iii) with respect to any other Studio Distributor, all Distribution Rights in the “Reserved Territories” as defined in a Studio Distribution Agreement between such Studio Distributor and MPROD that has been approved by the Control Party in accordance with the provisions of the Transaction Documents.”

(b) The defined term “Permitted Liens” set forth in Section 1(a) of the Master Agreement is hereby amended to add the following as Clause (h) of that definition:

“(h) Adverse Claims (including, but not limited to, a first priority security interest) created under any Co-Financing Loan Agreement provided such Adverse Claim shall either (i) be subject to an interparty agreement in form and substance reasonably satisfactory to the Control Party or (ii) be granted in favor of a Co-Financing Lender in support of its loan with respect to all or a part of the Reserved Foreign Distribution Rights, and which shall encumber no assets other than the Reserved Foreign Distribution Rights (and the proceeds thereof) to which the loan relates and any “Delivery Items” set forth on the Related Delivery Schedule.”

(c) As of the date hereof, the Collateral Agent and Ambac have entered into that certain Intercreditor Agreement with Comerica Bank (“Comerica”) and Fireman’s Fund Insurance Company (“IFG”), acting through its agent International Film Guarantors, LLC (the “Comerica Intercreditor Agreement”) in connection with Comerica’s loan with respect to the Reserved Foreign Distribution Rights and IFG’s Completion Bond for the “Iron Man” Picture. Attached hereto as Exhibit B is a form of intercreditor agreement between the Collateral Agent, the Control Party, the Completion Guarantor and the Co-Financing Lender for the Reserved Foreign Distribution Rights (the “Intercreditor Agreement”) based on the Comerica Intercreditor Agreement. Ambac and the Collateral Agent agree that in connection with each Initial Funding that constitutes a Film-Related Advance such parties will enter into an intercreditor agreement with the Completion Guarantor and the Co-Financing Lender for the Reserved Foreign Distribution Rights for such Picture in substantially the same form as the Intercreditor Agreement.

(d) Clause (A) in Section 3(f) of the Master Agreement entitled “Collection of Gross Receipts” is hereby amended in its entirety to read as follows:

“(A) subject only to the limitations set forth in Section 2 of the applicable Intercreditor Agreement for a Motion Picture (e.g., for the Iron Man Motion Picture, the Comerica Intercreditor Agreement), instruct all Subdistributors and other obligors to cause all monies constituting Gross Receipts which are payable to the Master Distributor

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pursuant to the terms of any Distribution Agreement to be remitted by such Subdistributor or other obligor directly to the Collection Account, and”

(e) The second sentence of Section 4(a) of the Master Agreement entitled “Recoupment by Studio Distributor and Subdistributors” is hereby amended in its entirety to read as follows:

“With respect to each Completed Film and subject only to the limitations set forth in Section 2 of the applicable Intercreditor Agreement for a Motion Picture (e.g., for the Iron Man Motion Picture, the Comerica Intercreditor Agreement), the Master Distributor shall use its good faith efforts to cause each Subdistributor with respect to the Reserved Distribution Rights to remit Gross Receipts, if any, directly to the Collection Account after Deducting at Source its permitted deductions as specified in the Distribution Agreement applicable to such Subdistributor.”

(f) The defined term “Cumulative Pre-Sales Percentage” set forth in Schedule I of the Credit Agreement is hereby amended in its entirety to read as follows:

“Cumulative Pre-Sales Percentage”: As of any date of determination, a fraction, expressed as a percentage, (i) having as its numerator the sum of, without duplication, (a) the aggregate proceeds of all Co-Financing Loan Agreements received by the Master Distributor or Production Companies (or, with respect to any Motion Picture for which an Initial Funding has occurred or is being requested, if any such Co-Financing Loan Agreement, under which no default has occurred which prevents further draws, has not yet fully funded, the aggregate available commitments thereunder payable no later than by delivery of the completed Motion Picture to the applicable Subdistributor), plus (b) the aggregate proceeds of all other Co-Financing Transactions received by the Master Distributor or the Production Companies (or to be received upon Delivery), provided, however, the above clause (i) shall not include any amounts not yet received under any such Co-Financing Transaction under which a governmental entity is the counterparty and the related country is not an OECD country, and (ii) having as its denominator, the aggregate of the Budgets (excluding any unspent amounts) of all Completed Films and the Budgets (less, if applicable and as defined below, the Lowest Unspent Contingency Amount) of all Motion Pictures then in production (including the Motion Picture for which the Initial Funding is being requested, if applicable). For each Completed Film, the Budget (excluding any unspent amounts) shall be certified by the Chief Financial Officer of MPROD within ninety (90) days following completion of post-production on such Completed Film. As used herein, “Lowest Unspent Contingency Amount” shall mean an aggregate amount equal to the amount of the contingency reserves for such Motion Pictures then in production multiplied by the lowest percentage of unspent contingency for the Completed Films. The Lowest Unspent Contingency Amount reduction shall only apply if there have been: (i) at least three (3) Completed Films; and (ii) the unspent amounts on each Completed Film exceeds fifty (50) percent of the contingency reserve for such Completed Film. For example, if on a request for the Initial Funding of the fifth Motion Picture (with a contingency reserve of $12,000,000) the preceding sentence has been met on the first four Completed Films and the lowest percentage of unspent contingency on any of those Completed Films was fifty-one percent (51%), then the

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Budget of the fifth Motion Picture for purposes of calculating the Cumulative Pre-Sales Percentage will be reduced by an amount equal to $12,000,000 multiplied by 51% or $6,120,000. For the avoidance of doubt and notwithstanding any provision of the Transaction Documents to the contrary, the numerator described in (i) above shall include 100% of any minimum guaranties or other amounts payable by third parties in connection with the license of the Reserved Foreign Distribution Rights which amounts shall not be reduced by any financing or interest costs associated with Co-Financing Loan Agreements entered into in connection with such sale.”

(g) Schedule 1.17 to the Assignment Agreement is hereby amended to include the characters set forth in Exhibit C to this Amendment.

SECTION 3.     Representations and Warranties of the Borrower, MPROD, Marvel Studios, MCI and MRI.

3.1 The Borrower, MPROD, Marvel Studios, MCI and MRI each hereby represents and warrants to Ambac, the Collateral Agent and the Lenders as follows:

(a)           It is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)           The execution, delivery and performance by it of this Amendment and each other Transaction Document to which it is a party (as modified hereby), and the other transactions contemplated hereby and thereby, are within its limited liability company or corporate powers, have been duly authorized by all necessary limited liability company or corporate action, and do not (i) contravene, or constitute a default under, its constitutive documents, (ii) violate any Law or applicable writ, judgment, injunction, decree, determination or award except where such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on it or any of its properties, in each case which breach or default has not been permanently waived in accordance therewith or (iv) result in or require the creation or imposition of any Adverse Claim upon or with respect to any of its properties, other than Permitted Liens.

(c)           No consent of any other Person and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party that has not been obtained is required for the due execution, delivery or performance by it of this Amendment or any other Transaction Document to which it is or is to be a party (as modified hereby).

(d)           This Amendment has been, and each other Transaction Document (as modified hereby) to which it is a party has been, duly executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with the terms of such document, except as may be limited by applicable bankruptcy, insolvency,

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reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

3.2 In addition, the Borrower, MPROD and Marvel Studios, each hereby represents and warrants to Ambac, the Collateral Agent and the Lenders as follows:

No Event of Default, Potential Event of Default, MSI Default Event, MEI Event of Default or Acceleration Event has occurred and is continuing or would result from the execution, delivery and performance by it of this Amendment and the transactions contemplated hereby.

SECTION 4.	Reference to and Effect on the Transaction Documents, Etc.

(a)           This Amendment shall pertain only to the matters expressly referred to above and is effective only for the limited purposes set forth above, and shall not be deemed to authorize any other action or non-compliance on the Borrower’s, MPROD’s or Marvel Studio’s part which requires the consent of Ambac, the Collateral Agent or any Lender under any Transaction Document.

(b)           On and after the effectiveness of this Amendment, each reference in any Transaction Document to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such Transaction Document, and each reference in each of the other Transaction Documents to such Transaction Document, “thereunder”, “thereof” or words of like import referring to such Transaction Document, shall mean and be a reference to such Transaction Document as amended by this Amendment.

(c)           The Transaction Documents, as specifically modified by this Amendment and Amendment No. 1, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby.

(d)         Ambac, as the Control Party, hereby authorizes and instructs the Collateral Agent to execute and deliver this Amendment and all other documents related hereto or as may be necessary or appropriate to effectuate the transactions contemplated by this Amendment, including any and all security agreement supplements and filings under the UCC or other applicable filings.

SECTION 5.  Execution in Counterparts. This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                              IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMBAC ASSURANCE CORPORATION

By : /s/ Kevin P. Graham

Name: Kevin P. Graham

Title: Vice President

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HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral Agent

By: /s/ Andres E. Serrano

Name: Andres E. Serrano

Title: Vice President

MVL FILM FINANCE LLC

By: /s/ John Turitzin

Name: John Turitzin

Title:	Executive Vice President

MVL PRODUCTIONS LLC

By: /s/ John Turitzin

Name: John Turitzin

Title:	Executive Vice President

MARVEL STUDIOS, INC.

By: /s/ John Turitzin

Name: John Turitzin

Title:	Executive Vice President

MARVEL CHARACTERS, INC.

By: /s/ John Turitzin

Name: John Turitzin

Title:	Executive Vice President

MARVEL RIGHTS LLC

By: /s/ John Turitzin

Name: John Turitzin

Title: Executive Vice President